Exhibit 99.1
General Patent Corporation Chairman and CEO Alexander Poltorak Joins Spherix Board

Industry veteran and authority on patent law and valuation
joins Spherix as director

TYSONS CORNER, VA (Marketwired - Oct. 29, 2013) Spherix Incorporated (NASDAQ: SPEX), an intellectual property development company committed to the fostering and monetization of intellectual property, announced today that Alexander Poltorak has been appointed to Spherix’s Board of Directors, effective October 28, 2013.

"We are very pleased that Alex accepted our invitation to join Spherix’s board," said Spherix’s CEO and President, Anthony Hayes. "Alex’s extensive experience in the patent monetization industry will provide valuable governance leadership to Spherix.  He will be a great addition to our board.  We are excited and privileged to have Alex join our board.”

Alexander Poltorak is the Founder, Chairman and the CEO of General Patent Corporation (GPC), a leading intellectual property firm focusing on IP strategy and valuation, IP licensing and enforcement – the oldest such organization in the world.  He also serves as the Managing Director of IP Holdings LLC, an IP-centric merchant banking boutique providing IP-focused financial, brokerage and advisory services, and operating an idea incubator.  Alexander Poltorak was listed among world leading IP strategists by IAM Magazine in 2010, 2011 and 2012.  Dr. Poltorak has co-authored two books, Essentials of Intellectual Property (John Wiley & Sons Publishers, Inc., 2d ed. 2011), and Essentials of Licensing Intellectual Property (John Wiley & Sons Publishers, Inc., 2004), and contributed a chapter to Making Innovation Pay - Turning IP into Shareholder Value (John Wiley & Sons Publishers, Inc., 2006).  He also authored numerous articles on patent law, licensing and economics.  He served on the editorial board of Patent Strategy & Management.

Prior to establishing GPC in 1987, Alex Poltorak was President and CEO of Rapitech Systems, Inc., a computer technology company that he had founded in 1983 and took public in 1986.  Before that, he served as Assistant Professor of Biomathematics at the Neurology Department of Cornell University Medical College.  He also served as Assistant Professor of Physics at Touro College.  Dr. Poltorak has published  papers in peer-reviewed scientific journals.  Alexander Poltorak taught business law as Adjunct Professor at the Globe Institute of Technology.  He was a regular guest-lecturer on intellectual property law and economics at the Columbia University School of Business and School of Engineering.

Dr. Poltorak is the Founder and Chairman of an industry association, American Innovators for Patent Reform (AIPR).  He was US Co-chair of the subcommittee on Information Exchange of the US-USSR Trade and Economic Counsel.

About Spherix
Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix presently offers a diversified commercialization platform for protected technologies.  The company continues to work on life sciences and drug development and presently is exploring opportunities in nutritional supplement products relying on its D-Tagatose natural sweetener as a GRAS ingredient.  Spherix is committed to advancing innovation by active participation in all areas of the patent market.  Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.  Through its recently announced acquisition of several hundred patents issued to Harris Corporation Spherix intends to expand its activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations
Phone: (703) 992-9325
Email: info@spherix.com